SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  September 30, 1999



                         DYNAMICS RESEARCH CORPORATION

           (Exact name of registrant as specified in its charter)




Massachusetts                     0-2479                    04-2211809

(State or Other           (Commission File Number)       (IRS Employer
Jurisdiction  of                                       Identification No.)
Incorporation)



                     60 Frontage Road, Andover, MA 01810-5498

               (Address of principal executive offices)  (Zip Code)



Registrant's telephone number:  (978) 475-9090




                                    N/A

          (Former name or former address, if changed since last report)



Item 5.  Other Events.

     On September 30, 1999, Dynamics Research Corporation entered into an amended and restated credit agreement with its banks. A copy of the press release announcing this agreement filed as an Exhibit to the Form 8-K is incorporated by reference herein.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits:

     10.1 Press release issued by Dynamics Research Corporation (the "Company") on October 5, 1999.

     10.2 Second Amended and Restated Revolving Credit Agreement dated as of September 30, 1999 by and among the Company, certain of its subsidiaries, the Lenders party to the Second Amended and Restated Revolving Credit Agreement and Brown Brothers Harriman & Co., as Agent for such lenders.

     10.3 Security Agreement dated as of September 30, 1999 by and between the Company and Brown Brothers Harriman & Co., as Agent for the Lenders.

     10.4 Mortgage and Security Agreement dated as of September 30, 1999 by and between the Company and Brown Brothers Harriman & Co., as Agent for the Lenders.



                                 SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DYNAMICS RESEARCH CORPORATION


Date:  October 7, 1999                    By: /s/ Albert Rand
                                          Name:   Albert Rand
                                          Title:  President



                                 EXHIBIT INDEX


The following designated exhibits are filed herewith:



10.1 Press release issued by Dynamics Research Corporation (the "Company") on October 5, 1999.

10.2 Second Amended and Restated Revolving Credit Agreement dated as of September 30, 1999 by and among the Company, certain of its subsidiaries, the Lenders party to the Second Amended and Restated Revolving Credit Agreement and Brown Brothers Harriman & Co., as Agent for such lenders.

10.3 Security Agreement dated as of September 30, 1999 by and between the Company and Brown Brothers Harriman & Co., as Agent for the Lenders.

10.4 Mortgage and Security Agreement dated as of September 30, 1999 by and between the Company and Brown Brothers Harriman & Co., as Agent for the Lenders.